Exhibit 99.1

Michael McConnell

Chief Financial Officer and Treasurer

503-469-4652

mmcconnell@digimarc.com

Delisa Davis

RH Strategic Communications for Digimarc

202-585-0210

ddavis@rhstrategic.com

FOR IMMEDIATE RELEASE

Digimarc Reports Third Quarter Financial Results

Beaverton, Ore. – November 20, 2008 – Digimarc Corporation (NASDAQ: DMRC) today announced financial results for its initial operating period since being spun-off on August 1, 2008 from the former Digimarc Corporation (“Old Digimarc”) before  the acquisition of Old Digimarc’s secure ID business by a wholly-owned subsidiary of L1 Identity Solutions, Inc.  Revenues for the period August 2, 2008 through September 30, 2008 were $3.2 million, and totaled $4.9 million for the combined predecessor and Digimarc operations for the three month period ended September 30, 2008, or 49% higher than revenues of $3.3 million in the comparable three month period of 2007. Net income of Digimarc for the period August 2, 2008 through September 30, 2008 was $0.4 million, or $0.06 per fully diluted share, and $0.2 million, or pro-forma $0.03 per fully diluted share, for the combined predecessor and Digimarc operations for the three month period ended September 30, 2008.  This compares to net income of $0.2 million, or pro-forma $0.02 per fully diluted share, for the same three month period a year earlier.

The company generated Adjusted EBITDA for the combined operations of the predecessor and Digimarc in the third quarter of $0.3 million, or 6% of revenues, about the same generated in the third quarter of 2007.  Digimarc calculates Adjusted EBITDA by adjusting net income (loss) for the effects of interest, taxes, depreciation, amortization and non-cash expenditures for stock compensation. The reconciliation of Adjusted EBITDA to net income (loss), the most comparable GAAP measure, is included at the end of this release.

Digimarc reported backlog with a quarter end balance of approximately $59 million.  The company also reported that its cash, cash equivalents and short term investments was approximately $49.5 million at September 30, 2008.

Conference Call

Digimarc will hold its third quarter earnings conference call on Thursday, November 20, 2008 at 2:00 p.m. PT / 5:00 p.m. ET. The call will be open to the general public and the media, and will be broadcast live by webcast at www.digimarc.com and www.earnings.com. The webcast may be accessed at the company’s website, www.digimarc.com, by clicking on the “Q3 2008 Digimarc Earnings Conference Call” webcast link on the “Events and Webcasts” page within the “Investors” section. This webcast will be available for later listening at both sites for two weeks following the live call.  Thereafter, the webcast will be archived and available at https://www.digimarc.com/investors/events.asp.

About Digimarc

Digimarc Corporation (NASDAQ:DMRC), based in Beaverton, Oregon, is a leading innovator and technology provider, enabling businesses and governments worldwide to enrich everyday living by giving persistent digital identities to all forms of media and many other objects. The company’s technology enables a wide range of solutions for deterring fraud, counterfeiting and piracy, enhancing national security, and enabling new digital media distribution and monetization models that provide consumers with more choice and access to content when, where and how they want it.  Digimarc has an extensive intellectual property portfolio, with more than 480 U.S. and foreign patents, and more than 400 patents pending in digital watermarking, media identification and management, and related technologies. Digimarc develops solutions, licenses its intellectual property, and provides development services to business partners across a range of industries.  Please go to www.digimarc.com for more company information.

Forward-Looking Statements

With the exception of historical information contained in this release, the matters described in this release contain various “forward-looking statements.” These forward-looking statements can be identified, in some cases, by terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “projects,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “illustrate,” “example” and “continue” or other derivations of these or other comparable terms.  These forward-looking statements are statements of management’s opinion and are subject to various assumptions, risks, uncertainties and changes in circumstances. Actual results may vary materially from those expressed or implied from the statements in this release as a result of changes in economic, business and/or regulatory factors. More detailed information about risk factors that may affect actual results is set forth in the company’s registration statement on Form 10 under “Risk Factors.” Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s opinions only as of the date of this release. Except as required by law, Digimarc undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this release.

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Digimarc Corporation

Income Statement Information

(in thousands, except per share amounts)

(Unaudited)

	Three Month Information				Nine Month Information
	Successor	Predecessor	Total *	Predecessor	Predecessor	Total *	Predecessor
	Period August 2, 2008 through September 30, 2008	Period July 1, 2008 through August 1, 2008	Three Months Ended September 30, 2008	Three Months Ended September 30, 2007	Period January 1, 2008 through August 1, 2008	Nine Months Ended September 30, 2008	Nine Months Ended September 30, 2007
Revenue:
Service	1,645	921	2,566	2,063	6,456	8,101	5,691
License & subscription	1,536	829	2,365	1,244	5,494	7,030	3,947
Total revenue	3,181	1,750	4,931	3,307	11,950	15,131	9,638

Cost of revenue:
Service	890	527	1,417	926	3,519	4,409	2,728
License & subscription	44	25	69	67	145	189	151
Total cost of revenue	934	552	1,486	993	3,664	4,598	2,879

Gross profit:
Service	755	394	1,149	1,137	2,937	3,692	2,963
License & subscription	1,492	804	2,296	1,177	5,349	6,841	3,796
Total gross profit	2,247	1,198	3,445	2,314	8,286	10,533	6,759

Percentage of gross profit to revenues:
Service	46%	43%	45%	55%	45%	46%	52%
License & subscription	97%	97%	97%	95%	97%	97%	96%
Percentage of gross profit to total revenue	71%	68%	70%	70%	69%	70%	70%

Operating expenses:
Sales and marketing	390	589	979	634	1,928	2,318	1,940
Research and development	780	239	1,019	656	2,071	2,851	2,214
General and administrative	932	442	1,374	797	2,349	3,281	2,498
Intellectual property	120	176	296	373	1,102	1,222	1,217
Transitional services	(196)	—	(196)	—	—	(196)	—
Total operating expenses	2,026	1,446	3,472	2,460	7,450	9,476	7,869

Operating income (loss)	221	(248)	(27)	(146)	836	1,057	(1,110)

Other income (expense)	179	75	254	321	590	769	1,026

Provision for income taxes	—	—	—	—	(11)	(11)	(9)
Net income (loss)	400	(173)	227	175	1,415	1,815	(93)

Earnings (loss) per share:
Net income (loss) per share - basic	$0.06
Net income (loss) per share - diluted	$0.06
Weighted average shares outstanding - basic	7,143
Weighted average shares outstanding - diluted	7,143

Pro-forma earnings (loss) per share:
Net income (loss) per share - basic		$(0.02)	$0.03	$0.02	$0.20	$0.25	$(0.01)
Net income (loss) per share - diluted		$(0.02)	$0.03	$0.02	$0.20	$0.25	$(0.01)
Weighted average shares outstanding - basic		7,143	7,143	7,143	7,143	7,143	7,143
Weighted average shares outstanding - diluted		7,143	7,143	7,143	7,143	7,143	7,143

* Used for comparative purposes

Explanation of Financial Information Presented

The financial information presented combines the periods through August 1, 2008, referred to as “carve-out” financial information from Old Digimarc's digital watermarking business, or predecessor, with the periods after that date, for Digimarc, or successor, to arrive at quarterly and year-to-date totals for comparative purposes.  It is important to note that the financial information in the carve-out financial statements does not include all of the expenses that would have been incurred had the predecessor been a separate, stand-alone public entity. As such, the predecessor financial information does not reflect the financial position, results of operations and cash flows of Digimarc's current business, had the predecessor operated as a separate, stand-alone public entity during the periods presented in the carve-out financial statements. Additionally, the carve-out financial statements include proportional allocations of various shared-services common costs of Old Digimarc because specific identification of these expenses was not practicable. It is expected that the initial operating costs of Digimarc on a stand-alone basis will be higher than those allocated to the predecessor operations under the shared services methodology applied in the carve-out financial statements. Consequently, the financial position, results of operations and cash flows reflected in the carve-out financial statements may not be indicative of those that would have been achieved had the predecessor operated as a separate, stand-alone entity for the periods reflected in the carve-out financial statements.

Digimarc Corporation

Balance Sheet Information

(in thousands)

(Unaudited)

	Successor	Predecessor	Predecessor
	September 30,	August 1,	December 31,
	2008	2008	2007
Assets
Current assets:
Cash and cash equivalents	$44,538	$50,900	$29,145
Short-term investments	4,920	3,849	3,568
Trade accounts receivable, net	3,579	3,077	3,752
Other current assets	575	4,757	387
Total current assets	53,612	62,583	36,852
Property and equipment, net	1,296	1,341	1,227
Intangibles, net	187	—	—
Other assets, net	167	187	372
Total assets	$55,262	$64,111	$38,451

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and other accrued liabilities	$825	$1,208	$464
Accrued payroll and related costs	1,654	2,053	199
Accrued merger related liabilties	1,906	10,766	—
Deferred revenue	2,403	2,054	2,734
Total current liabilities	6,788	16,081	3,397
Long-term liabilities	281	237	215
Total liabilities	7,069	16,318	3,612

Commitments and contingencies

Stockholders’ equity:
Net parent’s investment	—	47,793	34,839
Preferred stock	50	—	—
Common stock	7	—	—
Additional paid-in capital	47,736	—	—
Retained earnings	400	—	—
Total stockholders’ equity	48,193	47,793	34,839

Total liabilities and stockholders’ equity	$55,262	$64,111	$38,451

Digimarc Corporation

Cash Flow Information

(in thousands)

(Unaudited)

	Three Month Information				Nine Month Information
	Successor	Predecessor	Total *	Predecessor	Predecessor	Total *	Predecessor
	Period August 2, 2008 through September 30, 2008	Period July 1, 2008 through August 1, 2008	Three Months Ended September 30, 2008	Three Months Ended September 30, 2007	Period January 1, 2008 through August 1, 2008	Nine Months Ended September 30, 2008	Nine Months Ended September 30, 2007
Cash flows from operating activities:
Net income (loss)	400	(173)	227	175	1,415	1,815	(93)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	69	122	191	158	568	637	458
Stock-based compensation expense	—	137	137	308	914	914	899
Increase (decrease) in allowance for doubtful accounts	—	(43)	(43)	—	(43)	(43)	—
Other non-cash charges	—	405	405	—	405	405	—
Changes in operating assets and liabilities:			—			—
Trade and unbilled accounts receivable, net	(502)	1,170	668	144	718	216	607
Other current assets	4,182	(4,358)	(176)	14	(4,370)	(188)	(59)
Other assets, net	20	(93)	(73)	(3)	(103)	(83)	(11)
Accounts payable and other accrued liabilities	(383)	720	337	(39)	744	361	(62)
Accrued payroll and related costs	(399)	1,461	1,062	(55)	1,854	1,455	(579)
Accrued merger related costs	(8,860)	10,766	1,906	—	10,766	1,906	—
Deferred revenue	343	(809)	(466)	(377)	(677)	(334)	(212)
Other liabilities	50	27	77	(19)	19	69	(41)
Net cash provided by (used in) operating activities	(5,080)	9,332	4,252	306	12,210	7,130	907

Cash flows from investing activities:
Purchase of property and equipment	(24)	(240)	(264)	(113)	(799)	(823)	(294)
Capitalized patent costs	(187)	—	(187)	—	—	(187)	—
Sale or maturity of short-term investments	69,674	33,372	103,046	28,477	136,767	206,441	105,284
Purchase of short-term investments	(70,745)	(33,372)	(104,117)	(30,520)	(137,048)	(207,793)	(109,042)
Net cash provided by (used in) investing activities	(1,282)	(240)	(1,522)	(2,156)	(1,080)	(2,362)	(4,052)

Cash flows from financing activities:
Cash from Parent stock activity	—	21,527	21,527	1,051	23,862	23,862	1,922
Net activity with Parent	—	(12,784)	(12,784)	2,454	(13,237)	(13,237)	(3,054)
Net cash provided by (used in) financing activities	—	8,743	8,743	3,505	10,625	10,625	(1,132)

Net increase (decrease) in cash and cash equivalents	(6,362)	17,835	11,473	1,655	21,755	15,393	(4,277)

*   Used for comparative purposes

Digimarc Corporation

Reconsilitation of GAAP and Non-GAAP Financial Measures

Adjusted EBITDA

(in thousands)

(Unaudited)

	Three Month Information				Nine Month Information
	Successor	Predecessor	Total *	Predecessor	Predecessor	Total *	Predecessor
	Period August 2, 2008 through September 30, 2008	Period July 1, 2008 through August 1, 2008	Three Months Ended September 30, 2008	Three Months Ended September 30, 2007	Period January 1, 2008 through August 1, 2008	Nine Months Ended September 30, 2008	Nine Months Ended September 30, 2007
Net income (loss)	400	(173)	227	175	1,415	1,815	(93)
Adjustments:
Provision for income taxes	—	—	—	—	11	11	9
Interest income, net	(196)	(80)	(276)	(321)	(580)	(776)	(1,026)
Depreciation and amortization	69	122	191	158	568	637	458
Stock compensation	—	137	137	308	914	914	899
Adjusted EBITDA	273	6	279	320	2,328	2,601	247

*   Used for comparative purposes

About Adjusted EBIDTA

From time to time, we may refer to Adjusted EBITDA in our conference calls and discussions with analysts in connection with our historical financial results and our guidance for future periods. Adjusted EBITDA does not represent cash flows from operations as defined by generally accepted accounting principles (“GAAP”), is not a measure derived in accordance with GAAP and should not be considered by the reader as an alternative to net income (the most comparable GAAP financial measure to Adjusted EBITDA). The reconciliation of GAAP and Non-GAAP Financial Measures for the three and nine month periods ended September 30, 2008 is included in the above table. Management of the Company believes that Adjusted EBITDA is helpful to investors as an indicator of the current financial performance of the Company and its capacity to fund capital expenditures and working capital requirements. Due to the nature of the Company’s government programs business and revenue recognition policies and the Company’s use of stock-based employee compensation, the Company incurs significant non-cash charges for depreciation, amortization and stock compensation expense that may not be indicative of our operating performance from a cash perspective. Therefore, the Company believes that providing the measure of Adjusted EBITDA will help investors better understand the Company’s underlying financial performance and ability to generate cash flow from operations.